Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Synopsys, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.01 par value per share

	—Reserved for future issuance under the 2006 Employee Equity Incentive Plan, as amended	457(c) and 457(h)	3,000,000(2)	$272.17(3)	$816,510,000	$92.70 per $1,000,000	$75,691

	—Reserved for future issuance under the Employee Stock Purchase Plan, as amended	457(c) and 457(h)	2,000,000 (4)	$231.35(5)	$462,700,000	$92.70 per $1,000,000	$42,893

Total Offering Amounts					$1,279,210,000		$118,584

Total Fee Offsets							—

Net Fee Due							$118,584

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of Synopsys, Inc.’s (the “Registrant”) common stock, par value $0.01 per share (“Common Stock”), that become issuable in respect of the shares identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Represents 3,000,000 additional shares of Common Stock that were added to the shares authorized for issuance to eligible persons under its 2006 Employee Equity Incentive Plan, as amended.
(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended. The proposed maximum offering price per share of $272.17 was based upon the average of the high and low prices of Common Stock as reported on the Nasdaq Global Select Market on May 13, 2022.

(4)	Represents 2,000,000 additional shares of Common Stock that were added to the shares authorized for issuance to eligible persons under its Employee Stock Purchase Plan, as amended (the “ESPP”).
(5)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended. The proposed maximum offering price per share is equal to 85% of $272.17, which was computed by averaging the high and low prices of Common Stock as reported on the Nasdaq Global Select Market on May 13, 2022. Under the ESPP, the purchase price of a share of common stock is equal to 85% of the fair market value of Common Stock on the offering date or the purchase date, whichever is less.